EXHIBIT 3.7

                THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

      THIS THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Third Amendment") is made and entered into effective September 1, 1995 by and among Travis International, Inc., a Delaware corporation (the "Company"), Irvin Levy ("Levy"), David K. Barth ("Barth"), William G. Flesner ("Flesner") and the undersigned security holders of the Company (the "Amending Stockholders"), which Amending Stockholders own 75% or more of the Registrable Securities (as defined in the Registration Rights Agreement described in Recital A below).

                                    RECITALS

      A. The Company and certain security holders of the Company more specifically described therein (the "Stockholders") entered into that certain Registration Rights Agreement dated May 28, 1992, as amended by that certain First Amendment to Registration Rights Agreement dated as of December 2, 1994 and that certain Second Amendment to Registration Rights Agreement dated as of February 3, 1995 (as amended, the "Registration Rights Agreement"), pursuant to which the Company agreed to provide certain registration rights to the Stockholders, all as more particularly set forth in the Registration Rights Agreement.

      B. Section 10(b) of the Registration Rights Agreement permits the amendment of the Registration Rights Agreement upon the written consent of the Stockholders that own 75% of the Registrable Securities (as defined in the Registration Rights Agreement).

      C. Levy and Barth are currently shareholders of the Common Stock of the Company.

      D. Flesner has been employed as the President of American Packing and Gasket Company, a wholly owned subsidiary of the Company.

      E. In connection with the employment of Flesner in the capacity described in Recital D above, Flesner has agreed to purchase from the Company, and the Company has agreed to issue to Flesner, 4,444 shares of the Class A Common Stock of the Company.

      F. Levy, Barth and Flesner desire to be assured that they are made party to the Registration Rights Agreement as a "Stockholder" thereunder with respect to the Company shares owned by each such party.

      G. The Company and the Amending Stockholders hereby acknowledge that the consummation of the acquisitions described above are in the best interests of the Company.

                                    AGREEMENT

      For and in consideration of the terms, conditions, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound as provided herein, do hereby agree as follows:

      1. DEFINITIONS. As used in this Third Amendment, the terms contained in this Third Amendment shall have the same meaning as set forth in the Registration Rights Agreement, except as otherwise specifically described herein.

      2. ADDITION OF PARTIES. Effective as of the date hereof, Levy, Barth and Flesner, as the holder of shares of Common Stock or Class A Common Stock of the Company, as the case may be, shall hereby be bound by all of the terms of the Registration Rights Agreement as a Stockholder thereunder, and each of Levy, Barth and Flesner hereby assumes all of the rights, duties and obligations of a Stockholder thereunder as if he were a signatory thereto.

      3. EFFECT OF AMENDMENT. Effective as of the date hereof, any references to "this Agreement" contained in the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Third Amendment, and any reference to the "Stockholders" or a "Stockholder" in the Registration Rights Agreement shall include Levy, Barth and Flesner. Except as expressly amended hereby, all other terms and provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect.

      EXECUTED AND DELIVERED effective as of the date first written above in multiple original counterparts, each of which shall be an original, but which together shall constitute one instrument.


                                          TRAVIS INTERNATIONAL, INC.

                                          By: __________________________________
                                              Kirby Attwell, President

OVERSEAS EQUITY INVESTOR                  BRADFORD VENTURE PARTNERS,
PARTNERS                                  L.P.
By: Overseas Equity Investors Ltd.        By: Bradford Associates


By: _________________________________     By: __________________________________



_____________________________________     ______________________________________
BRADFORD MILLS REVOCABLE                  BRADFORD MILLS REVOCABLE
TRUST NO. 1 U/D/T 12/3/91                 TRUST NO. 2 U/D/T 12/3/91

                       [SIGNATURE PAGE FOR THIRD AMENDMENT
                    TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

_________________________________         _________________________________
BARBARA MILLS HENAGAN                     ROBERT J. SIMON

_________________________________         _________________________________
M. JOHN O'DONOGHUE                        JAMES A. HARDIE, TRUSTEE U/A/D
                                          11/4/78 F/B/O ROSS D. MILLS

_________________________________         _________________________________
ELIZABETH M. HARDIE                       CHERYL A. MILLS, TRUSTEE U/A/D
                                          3/28/89 F/B/O BRADFORD TAYBROOK
                                          MILLS

_________________________________         _________________________________
BARBARA L. MILLS, TRUSTEE U/A/D           BARBARA L. MILLS, TRUSTEE U/A/D
12/26/84 F/B/O FRANCES LEE HARDIE         2/26/88 F/B/O KENNETH IAN HARDIE

_________________________________         _________________________________
JOHN R. PETTY, TRUSTEE U/A/D              BRADFORD ALAN MILLS
3/17/89

_________________________________         _________________________________
DAVID ANDRYC                              ERWIN HOSONO

                       [SIGNATURE PAGE FOR THIRD AMENDMENT
                    TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

_________________________________         _________________________________
NEILL BROWNSTEIN                          MICHAEL I. BARACH

_________________________________         _________________________________
RICHARD R. DAVIS                          RODNEY COHEN

_________________________________         _________________________________
DANIEL MARTIN                             CHRISTOPHER F.O. GABRIELI

_________________________________         _________________________________
WARD W. WOODS                             THOMAS F. RUHM

_________________________________         _________________________________
KIRBY ATTWELL                             MR. HARRIS GREENWOOD, TRUSTEE
                                          OF KHLEBER V. ATTWELL
                                          CHILDREN'S TRUST

_________________________________         _________________________________
NANCY ATTWELL                             FREDERIC C. HAMILTON


GRUMMAN HILL INVESTMENTS, L.P.            EQUUS II, INCORPORATED


By: __________________________            By: _____________________________

        General Partner

                       [SIGNATURE PAGE FOR THIRD AMENDMENT
                    TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

                                          FCH FAMILY INVESTMENTS, LTD.

_________________________________         By: _____________________________
FRED R. LUMMIS                                 FREDERIC C. HAMILTON

_________________________________         _________________________________
TIM W. FOGELSONG                          ROGER P. LINDSTEDT

_________________________________         _________________________________
EARL DEAN CATLETT                         LARRY STADLER

CABLE SYSTEMS, INC.

By: _____________________________         _________________________________
      Mark Gosney, President              IRVIN LEVY

_________________________________         _________________________________
DAVID K. BARTH                            WILLIAM G. FLESNER